Exhibit 10.32

AMENDMENT TO SEVERANCE AGREEMENT

PARTIES

     The parties to this Amendment are M/A-COM, Inc., a Massachusetts corporation (the "Corporation"), and J. Kermit Birchfield, Jr., an individual residing in Gloucester, Massachusetts ("Executive").

RECITALS

     1. Reference is made to that certain Severance Agreement dated as of July 1, 1993 between the Corporation and Executive (the "Severance Agreement"). All defined terms therein shall have the same meanings herein unless otherwise defined herein or unless the context otherwise requires.

     2. As of the effective date of this Amendment, Executive ceased to be Senior Vice President, Secretary and General Counsel of the Corporation. In connection therewith, the parties desire to amend the Severance Agreement as hereinafter provided.

AGREEMENT

     In consideration of the mutual promises, covenants, terms and conditions hereof, the parties hereto agree as follows:

     1. Amendment to Section 5: Section 5 of the Severance Agreement is hereby amended in its entirety to read as follows:

     "If Executive shall be removed from, or shall cease to be elected to, the position of Senior Vice President, Secretary and General Counsel of the Corporation, with the powers and responsibilities generally pertaining to that position, except for Cause or Change of Control, then beginning on the date on which Executive shall so cease to be Senior Vice President, Secretary and General Counsel, Executive shall have the option, exercisable by him for a period of three (3) months from such date, upon written notice to the Corporation, to terminate this Agreement, in which event the Corporation shall pay Executive a sum equal to Two Hundred Eighty-Three Thousand Dollars ($283,000), which shall be paid in twelve (12) equal monthly installments beginning on November 15, 1994, and continuing until the last installment is paid on October 16, 1995. All such payments shall be subject to any and all applicable federal, state and local withholding taxes. The required payments shall not be offset by any services income of Executive from other sources, and Executive shall have no duty to mitigate damages. During the term from the effective date of termination of this Agreement by Executive pursuant to this Section 5 through and including October 31, 1995, Executive shall continue to be an employee of the Corporation for certain purposes, including his participation in certain group health and dental plans, group life insurance plan, M/A-COM Employee Retirement Income Trust (MERIT) plan and Supplemental Executive Retirement Plan, M/A-COM Employee Stock Ownership Plan (ESOP); and the M/A-COM Long Term Incentive Plan dated October 18, 1989, as amended, with respect to all options and awards under the plan that were exercisable or vested on or prior to October 31, 1994; and the M/A-COM, Inc. 1990 Restricted Treasury Stock Plan with respect to all shares of restricted stock that were awarded pursuant to Section 3.2 of the plan on or prior to October 31, 1994."

     2. Amendment to Section 8: Section 8 of the Severance Agreement is hereby amended to add the following at the end thereof:

     "For the avoidance of doubt, the Protected Period shall continue from November 1, 1994 through October 31, 1995."

     3. Survival of Provisions: The Severance Agreement is hereby amended to add the following Section thereto:

     "14. The provisions of Sections 5, 6 and 8 through 14 and the last two sentences of Section 7 shall survive any termination of this Agreement by Executive pursuant to Section 5."

     4. Relationship to Severance Agreement: Except as expressly amended hereby, the Severance Agreement remains in full force and effect and all references therein to "this Agreement," "herein," and "hereof," and words of like import shall refer to the Severance Agreement as amended hereby.

DATED effective as of October 31, 1994:

CORPORATION:

M/A-COM, Inc.

By: /s/ Robert H. Glaudel
         Robert H. Glaudel
         Senior Vice President,
         Human Resources

EXECUTIVE:

/s/ J. Kermit Birchfield, Jr.
     J. Kermit Birchfield, Jr.

























Page 2